Conformed

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of March 23, 2007 (this “Guaranty”) made by each of the Persons that is a signatory hereto (individually a “Guarantor” and collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, National Association, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates to the extent provided below.

WITNESSETH:

WHEREAS, Darwin Professional Underwriters, Inc., a Delaware corporation (the “Borrower”), the Administrative Agent and certain other financial institutions are contemporaneously herewith entering into a credit agreement dated as of the date hereof (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders (as defined therein) to the Borrower. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;

WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due of all Liabilities (as defined below); and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to (a) induce the Lenders and the Administrative Agent to enter into the Credit Agreement and extend credit thereunder and (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented or otherwise modified, being the “Covered Swap Agreements”) and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Note, the other Credit Documents and the Covered Swap Agreements (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, supplemented or otherwise modified from time to time, being a “Facility Document”).

NOW THEREFORE, in order to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Facilities, each Guarantor agrees as follows:

1. Guaranty of Payment. Each Guarantor unconditionally and irrevocably guarantees to each of the Administrative Agent, the Collateral Agent, the Lenders and each of their Affiliates party to a Covered Swap Agreement (individually a “Guaranteed Party” and collectively, the “Guaranteed Parties”) the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facility Documents, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). Upon failure by the Borrower to pay punctually any Liability, each of the Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Swap Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. Each Guarantor agrees that, as between such Guarantor and the Guaranteed Parties, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All liabilities of the Guarantors hereunder shall be the joint and several liabilities of each Guarantor.

2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility Documents. The liability of a Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor.

3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Facility Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect.

4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Party on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

5. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facility Documents are no longer in effect. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Facility Documents. If a Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility Documents are no longer in effect, the applicable Guaranteed Party shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.

6. Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by the Borrower to a Guarantor in connection with any extension of credit or financial accommodation by a Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

7. Payments Generally. All payments by a Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Facility Document; provided, however, that (if the Payment Currency is other than dollars) a Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in dollars as reasonably determined by the applicable Guaranteed Party. In any case in which a Guarantor makes or is obligated to make payment in dollars, such Guarantor shall hold the applicable Guaranteed Party harmless from any loss incurred by it arising from any change in the value of dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Guaranteed Party is actually able, following the conversion of the dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

8. Certain Taxes. Except as otherwise provided herein, each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to a Guaranteed Party hereunder, the amounts so payable to such Guaranteed Party shall be increased to the extent necessary to yield to such Guaranteed Party (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any such Tax is withheld and paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by the Administrative Agent or such Guaranteed Party. Notwithstanding any of the foregoing, no Guarantor shall be required to indemnify or make additional or increased payments with respect to Taxes in connection with a payment hereunder to the extent that such payment, if made by the Borrower, would not give rise to indemnification or additional or increased payments pursuant to Section 2.14 of the Credit Agreement; provided, however that the preceding clause shall not apply with respect to any non-U.S. Guarantor.

9. Representations and Warranties. Each Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or similar action on the part of such Guarantor; (ii) do not violate any agreement, instrument, law, regulation or order applicable to such Guarantor; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind except such as have been obtained or made and are in full force and effect; (b) this Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Borrower). Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of this Guaranty and on the date of each Borrowing and each issuance request with respect to each letter of credit (if any) requested under the Credit Agreement.

10. Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

Each of the Guarantors agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by all Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 10 shall affect any Guarantor’s several liability for the entire amount of the Liabilities (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Liabilities. The provisions of this Section 10 are for the benefit of both the Guaranteed Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

11. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Liabilities in the following order unless a court of competent jurisdiction shall otherwise direct:

FIRST, to payment of all reasonable costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Liabilities or of any security interest granted to the Administrative Agent in connection with any collateral securing the Liabilities;

SECOND, to payment of that portion of the Liabilities constituting accrued and unpaid interest and fees, pro rata among the Guaranteed Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

THIRD, to payment of the principal of the Liabilities and the net early termination payments and any other obligations under Covered Swap Agreements then due and unpaid from the Borrower to any of the Guaranteed Parties, pro rata among the Guaranteed Parties in accordance with the amount of such principal and such net early termination payments and other obligations under Covered Swap Agreements then due and unpaid owing to each of them; and

FOURTH, to payment of any Liabilities (other than those listed above) pro rata among those parties to whom such Liabilities are due in accordance with the amounts owing to each of them.

12. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

13. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of such Guaranteed Party’s offices, in U.S. dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.

14. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

15. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by a Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

16. Expenses. The Guarantors shall reimburse the Guaranteed Parties on demand for all reasonable costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel and costs allocated by internal legal counsel) incurred by such Guaranteed Parties in connection with the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.

17. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor, each Guaranteed Party and their respective successors and assigns; provided that a Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death retirement or otherwise; and (b) each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Facility Documents in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.

18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

19. Governing Law, Etc. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. SERVICE OF PROCESS BY A GUARANTEED PARTY IN CONNECTION WITH ANY DISPUTE BEFORE ANY OF THE FOREGOING SHALL BE BINDING ON A GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED FOR NOTICES BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT A GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

20. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of each Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

21. Additional Subsidiary Guarantors. Pursuant to Section 5.09 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder, of the Borrower or of any Guaranteed Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

22. Notices. All communications and notices hereunder shall be in writing and given in accordance with the provisions of the Credit Agreement and at the address specified in the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

DARWIN GROUP, INC.

By: /s/ John L. Sennott, Jr.
Name:  John L. Sennott, Jr.
Title:  Vice President and Treasurer

EXHIBIT A

TO GUARANTY

SUPPLEMENT NO.      dated as of      , 20     to the Guaranty dated as of March 23, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by the Subsidiaries of Darwin Professional Underwriters, Inc., a Delaware corporation (the “Borrower”), party thereto (individually, a “Guarantor” and collectively, the “Guarantors”) in favor of the Administrative Agent (as defined below), for the benefit of the Guaranteed Parties.

Reference is made to the Credit Agreement dated as of March 23, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Facility Documents. Pursuant to Section 5.09 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 21 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Facility Documents.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (with all references to “the Guaranty” in Section 9 of the Guaranty being deemed references to the Guaranty and this Supplement). Henceforth, each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 3. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

SECTION 5. All communications and notices hereunder shall be in writing and given in accordance with the provisions of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

Address:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as

Administrative Agent

By:
Name:
Title:

CHI:1881553.4